UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

AMERICAN SURGICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50354	98-0403551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10039 Bissonnet, Suite #250
Houston, Texas	77036-7852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 779-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2010, American Surgical Holdings, Inc. (the “Company”) reported that it has agreed to be acquired by an affiliate of Great Point Partners, I LP, a Greenwich, CT-based private equity fund (“Great Point”). To complete this acquisition, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company; AH Holdings, Inc. (“Parent”), a newly formed corporation that is an affiliate of Great Point, and AH Merger Sub, Inc., a wholly owned subsidiary of Holdings (“Merger Sub”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation following the Merger.

The proposed transaction is expected to close during the first quarter of 2011.

The following is a summary of the Merger Agreement and the transactions to occur in connection with the Merger. This summary is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the related documents entered into or to be entered into in connection with the Merger (the “Transaction Documents”), all of which have been filed as exhibits to this Form 8-K.

The Merger Agreement and the Transaction Documents are not intended to be a source of factual, business or operational information about the Company. Moreover, certain representations and warranties in the Merger Agreement and the Transaction Documents are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement and the Transaction Documents. While we do not believe that the confidential disclosure schedules contain information that the applicable securities laws require us to disclose publicly, other than information that has already been so disclosed or that is being disclosed in this Report on Form 8-K, the confidential disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement and the Transaction Documents, as applicable. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Capitalized terms used but not defined in this Form 8-K shall have the meanings as set forth in the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Merger Agreement

Merger Consideration. Upon the closing of the transactions contemplated by the Merger (the time of closing is referred to herein as the “Effective Time”), (a) (i) each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (x) any Common Stock owned directly or indirectly by the Parent or the Company or any of their respective subsidiaries, including the Rollover Shares (as hereinafter defined) (the “Excluded Shares”) and (y) any Dissenting Shares (as defined in the Merger Agreement)), shall be converted into and represent the right to receive an amount equal to $2.87 per share, in cash, subject to adjustment as provided in the Merger Agreement (the “Per Share Price”) and the Additional Per Share Merger Consideration (as hereinafter defined).

Each outstanding stock option to purchase Common Stock (each, a “Company Stock Option”) that is not exercised prior to the Effective Time shall be canceled and converted into the right to receive (i) a cash payment equal to (A) the excess, if any, of (1) the Per Share Price over (2) the exercise price per share of Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Common Stock for which such Company Stock Option shall not theretofore have been exercised (the “Parent Option Consideration”) plus (ii)

(A) the Additional Per Share Merger Consideration multiplied by (B) the number of shares of Common Stock issuable upon exercise of the unexercised Company Stock Options if they were exercised on a cashless basis (the “Cashless Exercise Option Shares”) (the “Company Option Consideration” and collectively with the Parent Option Consideration, the “Option Consideration”). Each outstanding warrant to purchase Common Stock (each, a “Company Warrant”) that is not exercised prior to the Effective Time shall represent the right to receive (i) a cash payment equal to (A) the excess, if any, of (1) the Per Share Price over (2) the exercise price per share of Common Stock subject to such Company Warrant, multiplied by (B) the number of shares of Common Stock for which such Company Warrant shall not theretofore have been exercised (the “Parent Warrant Consideration”) plus (ii) (A) the Additional Per Share Merger Consideration multiplied by (B) the number of Common Shares for which such Company Warrant shall not theretofore have been exercised (the “Company Warrant Consideration” and collectively with the Parent Warrant Consideration, the “Warrant Consideration”). Each Rollover Share will be converted into and represent the right to receive the Additional Per Share Merger Consideration, which consideration shall be paid directly to the Rollover Holders (as hereinafter defined).

In connection with the Merger, the Company will distribute as additional merger consideration to each of the Company’s stockholders (including the Rollover Holders) and the holders of the Company Options and Company Warrants (A) an amount per share equal to (1) a final dividend, if any, in cash, equal to the maximum amount determined at least five business days but no more than eight business days prior to the Effective Time based on the formula set forth in the Merger Agreement divided by (2) the number of shares of Common Stock plus the Cashless Exercise Option Shares plus the number of shares of Common Stock issuable upon exercise of the Company Warrants each as outstanding as of the Effective Time (the “Additional Cash Per Share Merger Consideration”); and (B) ownership interests (the “CMC Interests”), on a pro rata basis, in CMC Associates, LLC (“CMC”), an indirect wholly owned subsidiary of the Company that will be the beneficial owner of certain pending litigation and litigation rights, as described more fully below under “Other Agreements Relating to the Merger—Formation Agreement.” (collectively with the Additional Cash Per Share Merger Consideration, the “Additional Per Share Merger Consideration”). The Company is unable to determine the value of the CMC Interests at the present time and there can be no assurances that the CMC Interests will have any value in the future.

Recommendation of the Company’s Board of Directors. The Company’s Board of Directors, acting upon the recommendation of a special committee composed of independent members of the Company’s Board of Directors, has unanimously approved the Merger Agreement and consummation of the Merger and the related transactions contemplated by the Merger Agreement, and has unanimously recommended that the Company’s stockholders adopt the Merger Agreement and approve the consummation of the Merger and the related transactions contemplated by the Merger Agreement.

Stockholders’ Vote Required for Approval and Other Conditions to Closing the Merger. The closing of the Merger is subject to, among other things, the approval of the adoption of the Merger Agreement and the Merger by the Company’s stockholders, the receipt of debt financing of not less than $17.5 million by Parent and Merger Sub, and the condition that the Company shall have, immediately prior to the Effective Time, cash or cash equivalents totaling no less than $1,000,000 plus the amount needed to pay any unpaid transaction expenses and other amounts payable as provided in the Merger Agreement (the “Minimum Cash Requirement”). Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock entitled to vote at the stockholders’ meeting. Stockholders representing more than 60% of the issued and outstanding shares of common stock of American Surgical have entered into an agreement to vote in favor of the merger.

Termination of the Merger Agreement. The Merger Agreement sets forth the provisions that govern the right of one party to unilaterally terminate the Merger Agreement, including upon the failure of the other party to satisfy the other party’s conditions to closing the Merger. The Company will be required to pay a termination fee of $1,500,000 (the “Termination Fee”) to the Parent and the Merger Sub if the Merger Agreement is terminated in any of the following circumstances:

•

If the Merger Agreement is terminated by the Company, prior to obtaining the required stockholder approval, pursuant to and in compliance with provisions of the Merger Agreement that permit the Company’s Board of Directors to accept a superior proposal;

•

If the Merger Agreement is terminated by the Parent because the Company’s Board of Directors shall have adversely changed its recommendation that the Company’s stockholders adopt the Merger Agreement and approve the Merger; or

•

If the Merger Agreement is terminated by the Parent because the Company or any of its Representatives shall have intentionally breached certain provisions of the Merger Agreement relating to solicitation of or responding to other acquisition proposals or relating to the Company’s obligations regarding the timing of filing and mailing the proxy statement relating to the special stockholders’ meeting to approve the Merger and the timing of the special meeting, or if the Company enters into a letter of intent relating to another acquisition proposal.

In addition, the Company will be obligated to pay the Termination Fee to the Parent and the Merger Sub if another party makes a bona fide proposal to acquire the Company, the Merger Agreement is terminated because the Merger did not occur before May 4, 2010 and, within nine months after the date of termination, the Company enters into a definitive agreement with the party making the acquisition proposal.

Payment of the Termination Fee shall be the sole remedy available to the Parent and Merger Sub if the Merger Agreement is terminated as described above; provided, however, that to the extent any termination results from the willful and material breach by a party of any representation, warranty, covenant or agreement set forth in the Merger Agreement, then such party shall also be liable for any damages incurred or suffered by the other party as a result of such breach.

Conduct of the Company’s Business Prior to Closing. The Merger Agreement sets forth certain covenants relating to the operation of the Company’s business prior to the Effective Time. These covenants, in general, would require the Company to obtain the prior written consent of the Merger Sub, which consent shall not be unreasonably withheld or delayed, for a material deviation from the ordinary course operation of the Company’s business consistent with past practices. Under the Merger Agreement, the Company is permitted to pay cash dividends on up to three occasions in an amount equal to the Company’s cash on hand, less the Minimum Cash Requirement and certain other balance sheet adjustments as required by the Merger

Agreement. A sample calculation of the permitted dividend amount is included as Exhibit E to the Merger Agreement as filed with this Form 8-K. There can be no assurances as to the amount, if any, of any cash dividends that may be paid by the Company prior to the Effective Time or that may be paid as additional Merger consideration.

Other Agreements Relating to the Merger

Stockholder Voting Agreements. In connection with the Merger Agreement, Zak Elgamal, Jaime Olmo-Rivas, Jose Chapa and Bland Chamberlain (collectively, the “Rollover Stockholders”), all of whom are stockholders of the Company who collectively own more than 60% of the issued and outstanding shares of the Company’s common stock, entered into Stockholders Voting Agreements with the Parent whereby they have agreed to vote the shares of common stock owned by them in favor of the adoption of the Merger Agreement and the consummation of the Merger. The voting agreements will terminate upon the Effective Time or if the Merger Agreement is terminated in accordance with its terms.

Exchange Agreements and Stockholders’ Agreement. Contemporaneously with the execution of the Merger Agreement, the Rollover Stockholders have each entered into Exchange Agreements dated December 20, 2010 (the “Exchange Agreements”), whereby immediately before the Effective Time, each of the Rollover Stockholders will exchange 22.5% of the shares of the Company’s Common Stock owned by them for shares of Series A Preferred Stock of the Parent that will represent, in the aggregate, 14.9% of the Parent’s total shares at the Effective Time, computed on a fully diluted basis. The Series A Preferred Stock will be convertible into shares of the Parent’s voting common stock. Holders of the Series A Preferred Stock will be entitled to vote along with the Parent’s voting common stock on an as-converted-basis. In addition, the holders of Series A Preferred Stock will vote as a class with the holders of the Parent’s Series B Preferred Stock. The transactions contemplated by the Exchange Agreements will not occur if the Merger Agreement is terminated in accordance with its terms.

By virtue of the Exchange Agreements, the Rollover Stockholders will also become parties to a Stockholders’ Agreement among Parent, GPP I-AH, LLC, a Delaware limited liability company and an affiliate of Great Point, and each of the Rollover Stockholders (the “Stockholders’ Agreement”). The Stockholders’ Agreement will, among other things, provide for restrictions on the transfer of Parent’s capital stock, create certain options with respect to such capital stock, and set forth certain corporate governance provisions applicable to Parent after the closing of the Merger. The rights of all of the holders of the outstanding capital stock of Parent will be governed by the Stockholders’ Agreement and by the Amended and Restated Certificate of Incorporation of Parent, each of which will become effective only upon the occurrence of the Effective Time.

Amended and Restated Certificate of Incorporation. Immediately prior to the Effective Time, the Parent will file the Parent’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which shall provide for the rights, preferences and privileges following the Merger of the holders of the Parent’s Series A Preferred Stock, Series B Preferred Stock and common stock, and other related matters.

Employment and Surgical Assistant Agreements. As part of the transactions contemplated by the Merger Agreement, the Merger Sub has also entered into an employment agreement with each of Zak Elgamal and Jaime Olmo-Rivas, each of whom is currently an officer of the Company, and has entered into a surgical assistant agreement with each of Jose Chapa and Bland Chamberlain, each of whom is currently a key employee of the Company. These agreements will become effective only upon the occurrence of the Effective Time and will replace each of their current employment and service agreements with the Company.

Each employment agreement will have an initial term commencing at the Effective Time and expiring on the second anniversary of the end of the month in which the Effective Date occurs. Each employment agreement will be automatically renewed for one additional one-year term unless notice of nonrenewal is given by either party at least 90 days prior to the expiration of the initial term. Compensation includes an annual base salary of $386,250, as adjusted from time to time by the Board of Directors of the Company following the Merger, an annual incentive bonus of up to a maximum of 100% of base salary based on achievement of certain revenue and EBITDA targets, and an additional business development incentive bonus equal to 12.5% of the increase in the Company’s EBITDA over the base EBITDA target.

Under each employment agreement, within 30 days of the Effective Date, the employee will be granted an option to acquire 1.75% of the Parent’s voting common stock on such date. The option will vest 50% upon achievement of certain EBITDA targets during a twelve- month calendar year period provided such EBITDA target is achieved within 36 months of the Effective Date and the remaining 50% will vest upon achievement of a second EBITDA target during a twelve-month calendar period provided such EBITDA target is achieved within 48 months of the Effective Date.

Each surgical assistant agreement will have an initial term commencing at the Effective Time and expiring on the second anniversary thereof. The surgical assistant agreements will automatically renew for one-year terms and may be terminated upon 15 days’ notice. Compensation includes an annual base salary and a discretionary annual bonus, as set forth in each agreement.

Each employment and surgical assistant agreement may be terminated for cause, without cause or for good reason. Also, each employment agreement and surgical assistant agreement contains a non-compete with respect to the businesses in which the Company and its subsidiaries are engaged in following the Merger in Texas, Oklahoma and within 25 miles of any city in which the Company is engaged in business.

Formation Agreement. As a condition precedent to the transactions contemplated by the Merger Agreement, American Surgical Assistants, Inc., a wholly owned subsidiary of the Company (“ASA”), will transfer up to $100,000 in cash and assign its rights in any claims under certain class action litigation in which ASA is currently or may become a class member and the right to participate in certain other potential class action litigation (the “Transferred Assets”) and all obligations and liabilities related to the Transferred Assets, whether known or unknown, contingent, absolute or otherwise (the “Transferred Liabilities”), to CMC, a newly formed, wholly owned subsidiary of ASA. In connection with the transfer of the Transferred Assets and Transferred Liabilities (the “Contribution”), ASA will enter into a Formation Agreement with CMC. Pursuant to the terms of the Formation Agreement, prior to the Effective Time, ASA and ASH will execute a general assignment, bill of sale and assumption of liabilities pursuant to which the Contribution will be consummated. Upon consummation of the Contribution and the closing of the Merger, the CMC Interests will be distributed to the stockholders of the Company as additional Merger consideration in accordance with the Merger Agreement. The Merger Agreement provides that a pro rata portion of the CMC Interests will be held and not distributed to the extent that any stockholders may exercise their right to dissent from the Merger and as payment of additional Merger consideration upon the exercise of outstanding warrants. The Company is unable to determine the value of the CMC Interests at the present time and there can be no assurances that the CMC Interests will have any value in the future.

Additional Information and Where to Find It:

In connection with the proposed merger, the Company will file a proxy and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND SUCH OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and such other documents (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at http://www.sec.gov and on the Company’s website at http://www.asainc.us.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation will be set forth in the Company’s proxy statement relating to the Merger when it becomes available.

Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “will,” “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words. Forward-looking statements herein include, but are not limited to, statements regarding anticipated benefits of the proposed Merger, expected financial benefits to the Company’s stockholders, and anticipated future operating performance and results.

These statements are based on management’s current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially from these statements. For example, conditions to the closing of the transaction may not be satisfied, and the Merger may involve unexpected costs, liabilities, or delays or the Company’s business may suffer as a result of uncertainty surrounding the Merger, any of which could cause the transaction to not be consummated. Certain other risks associated with the Company’s business are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by the Company on March 25, 2010. The information set forth herein should be read in light of such risks. The Company cautions security holders not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date hereof and, except as required by applicable law, the Company assumes no obligation to update the information contained herein. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company approved, effective December 19, 2010, an amendment to Article II, Section 3 of the Company’s By-laws to permit a special committee of the Board to call, cancel, postpone, reschedule, recess or adjourn a special meeting of the Company’s stockholders. Pursuant to this section, as amended, special meetings of the Company’s stockholders (a) may be called by the Company’s president when the president deems it necessary or advisable; and (b) must be called by the Company’s president (i) when directed to do so by a majority of the Board of Directors, (ii) when directed to do so by a special committee of the Board of Directors that has been formed for the purpose of evaluating any related party transaction between the Company and an officer, director or other affiliate or that has been formed for the purpose of evaluating any proposed merger, sale or reorganization of the Company or a sale of its assets (a “Special Committee”), or (iii) when requested in writing to do so by the holders of  1/3 of the Company’s capital stock entitled to vote at such a special meeting. In addition, this section, as amended, expressly authorizes the president, a majority of the Board, or a Special Committee of the Board to cancel, postpone, reschedule, recess or adjourn a special stockholders’ meeting.

Prior to this amendment, special meetings could be called only by the president in the president’s discretion or upon request of the holders of  1/3 of the shares entitled to vote at such a meeting.

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of December 20, 2010 among American Surgical Holdings, Inc., AH Holdings, Inc. and AH Merger Sub, Inc.

3.1	Amendment No. 1 to By-laws of American Surgical Holdings, Inc.

10.1	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Zak Elgamal

10.2	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jaime Olmo-Rivas

10.3	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jose Chapa

10.4	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Bland Chamberlain

10.5	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Zak Elgamal

10.6	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jaime Olmo-Rivas

10.7	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jose Chapa

10.8	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Bland Chamberlain

10.9	Employment Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Zak Elgamal

10.10	Employment Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Jaime Olmo-Rivas

10.11	Surgical Assistant Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Jose Chapa

10.12	Surgical Assistant Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Bland Chamberlain

10.13	Form of Formation Agreement to be entered into between American Surgical Assistants, Inc. and CMC Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

Date: December 23, 2010	By:	/s/ Zak Elgamal
		Name:	Zak Elgamal
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 20, 2010 among American Surgical Holdings, Inc., AH Holdings, Inc. and AH Merger Sub, Inc.

3.1	Amendment No. 1 to By-laws of American Surgical Holdings, Inc.

10.1	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Zak Elgamal

10.2	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jaime Olmo-Rivas

10.3	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jose Chapa

10.4	Exchange Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Bland Chamberlain

10.5	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Zak Elgamal

10.6	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jaime Olmo-Rivas

10.7	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Jose Chapa

10.8	Stockholder Voting Agreement dated December 20, 2010, by and between AH Holdings, Inc. and Bland Chamberlain

10.9	Employment Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Zak Elgamal

10.10	Employment Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Jaime Olmo-Rivas

10.11	Surgical Assistant Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Jose Chapa

10.12	Surgical Assistant Agreement dated December 20, 2010 between AH Merger Sub, Inc. and Bland Chamberlain

10.13	Form of Formation Agreement to be entered into between American Surgical Assistants, Inc. and CMC Associates, LLC